                                                                      EXHIBIT 99



CONTACT:  Barry Susson                          Tom Ryan or
--------  Chief Financial Officer               Don Duffy
          (215) 676-6000                        (203) 222-9013
                                       OR
OF:       Deb Shops, Inc.                       Integrated Corporate Relations
---       9401 Blue Grass Road                  24 Post Road East
          Philadelphia, PA  19114               Westport, CT  06880

--------------------------------------------------------------------------------


             DEB SHOPS REPORTS THIRD QUARTER AND NINE-MONTH RESULTS

                REAFFIRMS FULL-YEAR SALES AND EARNINGS ESTIMATES

Philadelphia, PA - November 20, 2003 - Deb Shops, Inc. (Nasdaq: DEBS), a leading teen apparel retailer, today reported financial results for the third quarter and nine-months ended October 31, 2003.

For the third quarter of fiscal 2004, net sales decreased 7.9% to $74.8 million compared to $81.2 million in the third quarter a year ago. Gross profit, which is net of buying and occupancy costs, was $19.5 million resulting in a gross margin of 26.1% for the period versus gross profit of $22.7 million and a 27.9% gross margin in the third quarter of fiscal 2003. Third quarter net income declined to $1.2 million compared to $3.3 million in the prior year while diluted earnings per share totaled $0.09 compared to $0.24 a year ago.

As of October 31, 2003, the Company had $149.0 million in cash, shareholders' equity of $176.7 million, and no debt.

Marvin Rounick, President and CEO of Deb Shops stated, "Merchandising challenges that began in the spring of 2003, as well as weakness in mall traffic, continued to persist during the third quarter. In response, we have been carefully managing our inventory levels and we view the recent reduction, as reflected in the attached balance sheet highlights, as progress. We expect to continue our focus on inventory control as we evaluate and remedy our merchandising challenges. Deb Shops remains committed to getting the business back on track and heading toward renewed top and bottom-line growth."

Net sales for the first nine months of fiscal 2004 declined 7.2% to $218.0 million from $234.9 million for the comparable prior year period. Gross profit, which is net of buying and occupancy costs, was $60.0 million resulting in a gross margin of 27.5% for the first nine months of fiscal 2004 versus gross profit of $72.9 million and a 31.0% gross margin in the comparable prior year period. Net income was $4.2 million, or $0.30 per diluted share, versus $13.8 million, or $0.99 per diluted share, in the first nine months of fiscal 2003.

Barry Susson, Chief Financial Officer of Deb Shops added, "Despite the challenges of the past few quarters we've been able to generate positive earnings, maintain our balance sheet strength, and increase our dividend. As we continue to work toward improving operating results, we view our financial strength as a major advantage."

During the quarter, Deb Shops opened five new stores, remodeled three existing locations and closed three stores.

Based on current information, Deb Shops remains comfortable with previously announced fiscal 2004 sales guidance in the range of $290 million to $300 million and fiscal 2004 earnings guidance of between $0.70 and $0.80 per share.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 335 specialty apparel stores in 41 states under the DEB and Tops 'n Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses, earnings and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                               (tables to follow)

Income Statement Highlights (Unaudited)

                                          Nine Months Ended                Three Months Ended
                                              October 31,                      October 31,
                                     ------------------------------    ---------------------------
                                          2003             2002            2003           2002
                                     -------------    -------------    ------------   ------------
Net sales                            $ 217,989,763    $ 234,878,505    $ 74,809,540   $ 81,231,521

Costs and expenses
Cost of sales, including
     buying and occupancy costs        157,959,988      162,007,445      55,296,087     58,572,362
Selling and administrative              51,537,640       49,480,329      17,078,746     16,976,288
Depreciation and amortization            3,117,576        2,811,972       1,035,799        957,922
                                     -------------------------------------------------------------
                                       212,615,204      214,299,746      73,410,632     76,506,572

Operating income                         5,374,559       20,578,759       1,398,908      4,724,949
Other income, principally interest       1,137,736        1,508,225         326,783        479,610
                                     -------------------------------------------------------------

Income before income taxes               6,512,295       22,086,984       1,725,691      5,204,559
Income tax provision                     2,344,000        8,280,000         543,000      1,950,000
                                     -------------------------------------------------------------

Net income                           $   4,168,295    $  13,806,984    $  1,182,691   $  3,254,559
                                     ==============================================================

Net income per common share
                         Basic       $        0.30    $        1.01    $       0.09   $       0.24
                                     ==============================================================
                         Diluted     $        0.30    $        0.99    $       0.09   $       0.24
                                     ==============================================================

Weighted average number of
common shares outstanding
                         Basic          13,684,900       13,667,798      13,684,900     13,684,900
                                     ==============================================================
                         Diluted        13,684,900       13,858,446      13,684,900     13,778,395
                                     ==============================================================

EBITDA(1)                            $   8,492,135    $  23,390,731    $  2,434,707   $  5,682,871
                                     ==============================================================

Balance Sheet Highlights (Unaudited)

                                              October 31, 2003             October 31, 2002
                                              ----------------             ----------------
    Cash and cash equivalents                  $ 149,049,074                 $ 139,696,775
    Merchandise inventories                    $  21,925,548                 $  22,237,843
    Total current assets                       $ 176,601,683                 $ 168,497,010
    Property, plant and equipment, net         $  18,347,901                 $  19,806,360
    Total assets                               $ 201,804,080                 $ 194,656,892
    Total current liabilities                  $  25,113,596                 $  26,960,489
    Total liabilities                          $  25,113,596                 $  26,960,489
    Shareholders' equity                       $ 176,690,484                 $ 167,696,403

(1) EBITDA Reconciliation

                                         Nine Months Ended                    Three Months Ended
                                              October 31,                         October 31,
                                   ------------------------------      -------------------------------
                                        2003             2002              2003              2002
                                   -------------     ------------      -------------      ------------
Net income                         $   4,168,295     $ 13,806,984      $   1,182,691      $  3,254,559
Income tax provision                   2,344,000        8,280,000            543,000         1,950,000
Depreciation and amortization          3,117,576        2,811,972          1,035,799           957,922
Other income, principally
  interest                            (1,137,736)      (1,508,225)          (326,783)         (479,610)
                                   -------------------------------------------------------------------
EBITDA                             $   8,492,135    $  23,390,731      $   2,434,707      $  5,682,871
                                   ===================================================================

(1) EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States (US GAAP). The Company believes EBITDA provides a meaningful measure of operating performance. As required, the Company has presented the reconciliation of net income, a US GAAP financial measure, to EBITDA.